REGISTRATION RIGHTS AGREEMENT

                         Dated as of September 16, 1997

                                  BY AND AMONG

                         GENERAL ACCEPTANCE CORPORATION

                                       and

                                  CONSECO, INC.






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                          Registration Rights Agreement


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of September 16, 1997 by and between GENERAL ACCEPTANCE CORPORATION, an Indiana corporation (the "Company"), and CONSECO, INC., an Indiana corporation ("Conseco") (Conseco, its successors and assigns and each holder of the Note, Warrant or any Shares are herewith referred to as Holders).

WHEREAS, the Company and Conseco, entered into that certain Agreement (the "September Agreement"), dated as of the date hereof, pursuant to which the Holder agreed to guarantee (the "Guaranty") certain obligations of the Company in consideration, among other things, for (x) the issuance to the Holder the Company's 12% Subordinated Convertible Note in the aggregate principal amount of the amounts paid by, or on behalf of the Holder pursuant to the Guaranty (the "Note"), and (y) a warrant (the "Warrant") to purchase shares of common stock of the Company,

WHEREAS, the Note is convertible, and the Warrant is exercisable, at the option of the Holders into shares of common stock of the Company in either case (the "Shares"); and

WHEREAS, it is a condition precedent to the Holder purchasing the Note (pursuant to the September Agreement) that this Agreement be entered into; and

WHEREAS, certain capitalized terms used herein are used as defined in the September Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


1.        Demand Registration

          1.1. Requests for Registration. At any time, a Holder of the Note, the Warrant or Shares may demand registration under the Securities Act of all or any portion of the Registrable Securities owned by such Holder. In order to accomplish such demand, a Holder shall send written notice of the demand to the Company, and such notice shall specify the number of Registrable Securities sought to be registered. The Company shall proceed with any demand registration requested by a Holder of the Note, the Warrant or Shares if the number of Registrable Securities which the Holder shall have elected to include in such Demand Registration pursuant


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to this Section 1.1 shall be at least 51% of the Shares  issued or issuable upon conversion of the Note or the exercise of the Warrant. The minimum share amounts specified in this Section 1.1 shall be appropriately adjusted to account for any
stock   dividend,   stock  split,   recapitalization,   merger,   consolidation,
reorganization or other action as a result of which additional shares of common stock of the Company are issued on account of, in conversion of or in exchange for shares of outstanding common stock.

 1.2. Maximum Number of Demand Registrations. In no event shall the total number of Demand Registrations exceed two.

 1.3.  Procedure.  Within 10 days after receipt of a demand  pursuant to Section
1.1 hereof, the Company shall give written notice of such requested registration to all other Persons who have registration rights and will include in such registration, subject to the allocation provisions below, all other Registrable Securities with respect to which the Company has received written requests for inclusion within 20 days after the Company's mailing of such notice, plus any securities of the Company that the Company chooses to include on its own behalf.

 1.4. Expenses. The Company will pay the Registration Expenses of any demand registration, but the Underwriting Commissions, if such demand registration is underwritten, will be paid by the Holder in proportion to any Registrable Securities to be included on their behalf.

 1.5. Priority on Demand Registrations. If a demand registration is underwritten and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number that can be sold in such offering, at a price reasonably related to the fair value, the Company will allocate the Registrable Securities to be included in such demand registration, first, to the Holder of Registrable Securities pro rata on the basis of the number of Registrable Securities (collectively, the "Selling Stockholders") for which the Company has received written requests for inclusion, and, second, to the Company.

 1.6. Selection of Underwriters. Any demand registration may be underwritten, at the election of the Selling Stockholders, and the selection of investment banker(s) and manager(s) and the other decisions regarding the underwriting arrangements for any such offering will be made by the Selling Stockholders; provided, however, that the selection of investment banker(s) and manager(s) shall be subject to the consent of the Company, such consent not to be unreasonably withheld.



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2.        Piggyback Registrations

 2.1. Right to Piggyback. Whenever the Company proposes to register the offer, sale or offer and sale of any of its securities for its own behalf under the Securities Act (other than a demand registration), and the registration form to be used may be used for the registrations of Registrable Securities to be sold in the manner proposed by the Holder ("Piggyback Registration""), the Company will give prompt written notice to each Holder and will include in such Piggyback Registration, subject to the allocation provisions below, all Registrable Securities with respect to which the Company has received written requests for inclusion within 20 days after the Company's mailing of such notice. The Company shall not select a Restricted Form that would preclude registration of the Registrable Securities that the Company has been requested to include in such registration if the Company could use another available form of registration statement which is not a Restricted Form and the use of which would not give rise to added Registration Expenses.

 2.2. Piggyback Expenses. In all Piggyback Registrations, the Company will pay the Registration Expenses related to the Registrable Securities of the Holders, but the Underwriting Commissions will be paid by the Selling Stockholders in proportion to any Registrable Securities included on their behalf.

 2.3. Priority on Primary Registrations. If a Piggyback Registration is an underwritten registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonable related to fair value, the Company will allocate the securities to be included as follows: first, the securities the Company proposes to sell on its own behalf; and, second, Registrable Securities requested to be included in such registration, pro rata on the basis of the number of Registrable Securities owned, among the Selling Stockholders.

 2.4. Withdrawal or Abandonment. Nothing contained in this Section 2 shall be construed as limiting or otherwise interfering with the right of the Company to withdraw or abandon in its sole discretion any registration statement filed by it in connection with a Piggyback Registration notwithstanding the inclusion therein of Registrable Securities.


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3.        Holdback Agreements

The Holders and the Company agree not to effect any public sale or public distribution of equity securities of the Company of any securities convertible into or exchangeable or exercisable for such securities during the 7 days prior to and the 180 days after any underwritten registration of equity securities of the Company becomes effective (except as part of such underwritten registration or except in connection with obligations of the Company existing on the effective date of the registration statement relating to such underwritten offering).

4.        Registration Procedures

 Whenever a Holder has requested that any Registrable Securities be registered pursuant to Section 1 of this Agreement, the Company will, as expeditiously as possible, or whenever the Holder has requested that any Registrable Securities be registered pursuant to Section 2 of this Agreement, the Company will, to the extent applicable:

 (a) Preparation and Filing of Registration Statement. Prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish the Holder with copies of all such documents proposed to be filed).


 (b) Preparation and Filing of Amendments and Supplements. Prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the greater of (x) a period of not less than 120 days or (y) until the Registrable Securities included therein have been sold.

 (c) Copies of Documents. Furnish to the Holder such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities included therein owned by the Holder.


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 (d) Blue Sky  Qualifications.  Use its best efforts to register or quality such
Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holder or managing underwriters may reasonably request;
provided,   however,   that  in  connection   with  any  such   registration  or
qualification the Company shall not be obligated to file a general consent to service of process, or to qualify to do business as a foreign corporation, or otherwise subject itself to taxation in connection with such qualification or compliance.

 (e) Notification of Effectiveness; Amendments. Notify the Holder at any time when a prospectus relating to the Registrable Securities included therein is required to be delivered under the Securities Act within the period that the Company is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement as theretofore amended or supplemented contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of the Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

 (f) Listing. Cause all such Registrable Securities to be listed or included on securities exchanges on which similar securities issued by the Company are then listed or included.

 (g) Transfer Agent and Registrar. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

 (h) Other Agreements. Enter into such customary agreement (including an underwriting agreement containing customary terms and conditions, including usual and customary indemnification provisions, in form reasonably acceptable to the Company) and take such other customary actions as may be reasonable necessary to expedite or facilitate the disposition of such Registrable Securities.

 (i) Letters from Independent Accountants. Obtain a "cold comfort" letter addressed to the Company from its independent accountants in such form and covering such matters of the type customarily covered by "cold comfort" letters delivered by such public accountants.



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 (j) Inspection of Records.  Make  available for inspection by the Holder,  and, upon execution of a confidentiality agreement mutually acceptable to all parties, by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Holder or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Holder or any underwriter, attorney, accountant or agent in connection with such registration statement.

5.        Representations and Warranties of the Company

 The Company hereby represents and warrants to the Holders:

 5.1. Due Organization and Good Standing. The Company is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company.

 5.2. Due Authorization; Binding Effect. The execution and delivery of this Agreement by the Company has been duly authorized by all necessary corporate action and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

 5.3. No Violation or Default. The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations hereunder will not, violate any provisions of its charter or by-laws or constitute a default under any other agreement to which the Company is a party or by which it or its assets may be bound.

6.        Representations and Warranties of Conseco

          Conseco represents and warrants to the Company:

 6.1. Due Organization and Good Standing. Conseco is a corporation duly organized and validly existing under the laws of the state of its incorporation and is duly qualified as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the Holder.

 6.2.  Due Authorization; Binding Effect.  The execution and


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delivery  of this  Agreement  by the  Holder  has been  duly  authorized  by all necessary action and this Agreement constitutes the legal, valid and binding obligation of the Holder enforceable against each of the Holder in accordance with its terms.

 6.3. No Violation. The execution and delivery of this Agreement by the Holder does not, and the performance by the Holder of its obligations hereunder will not, violate any provision of the organizational documents of the Holder.

 6.4. No Default. The execution and delivery of this Agreement by the Holder does not, and the performance by the Holder of its obligations hereunder will not, violate any other agreement to which the Holder is a party or by which any of its assets may be bound.

7.        Information Regarding Holder

          The Holder shall provide to the Company such information as may be reasonably requested by the Company for use in the preparation and filing of any registration statement covering Registrable Securities owned by the Holder, and the obligation of the Company to include Registrable Securities in any registration statement on behalf of the Holder shall be subject to the Holder's providing such information as promptly as practicable.

8.        Indemnification

 8.1. Indemnification by the Company. The Company hereby indemnifies, to the extent permitted by law, the Holder, its officers and directors, and each person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same occurs in reliance upon and in conformity with any information furnished in writing to the Company by the Holder expressly for use therein or is caused by the Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Holder with copies of the same.

 8.2. Indemnification by the Holder. In connection with any registration statement in which the Holder is participating, the participating Holder will furnish to the Company in writing such

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information  as  is  reasonably  requested  by  the  Company  for  use  in  such registration statement or prospectus and will indemnify, to the extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or such alleged untrue statement or alleged omission occurs in reliance upon and in conformity with information so furnished in writing by the Holder specifically for use in the registration statement.

 8.3. Procedures as to Indemnification. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it may seek indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonable satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

 8.4. Contribution. If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense (including legal fees or expenses) as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall

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be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, an indemnified holder shall not be required to contribute any amount in excess of the net proceeds received by the indemnified holder from the sale of the Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


9.        Condition to the Company's Obligations

          In connection with an underwritten offering, it shall be a condition to the Company's obligations to include Registrable Securities on behalf of the Holder that the underwriters agree to indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or such alleged untrue statement or alleged omission is contained in information furnished in writing by such underwriters on their own behalf specifically for use in preparing the registration statement.

10.       Definitions

10.1. Registrable Securities. The term "Registrable Securities" means any common stock of the Company issued or issuable upon exercise of any convertible notes, warrant, or similar instruments and any securities issued or to be issued with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares,

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recapitalization,  merger,  consolidation  or  other  reorganization.  As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (i) effectively registered under the Securities Act or disposed of in accordance with the registration statement covering them or (ii) transferred pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

 10.2. Registration Expenses. The term "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges or trading system on which similar securities issued by the Company are then listed or included, and fees and disbursements of counsel for the Company.

 10.3. Restricted Form. The term "Restricted Form" shall mean a form of registration statement under the Securities Act which imposes for its use a limitation on the maximum value or number of securities to be included therein.

 10.4. Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

10.5 Shares. The term "Shares" shall mean any common stock of the Company issued upon conversion of the Notes or upon the exercise of the Warrant.

 10.6. Underwriting Commissions. The term "Underwriting Commissions" means all underwriting discounts or commissions relating to the sale of securities of the Company, but excludes any expenses reimbursed to underwriters.

11.       Miscellaneous

 11.1. Notices. Any notices required hereunder shall be sent by certified or registered mail or telecopied and confirmed by telecopy answer back and, until changed by notice to the Holder, to the Company at 1025 Acuff Road, Bloomington, Indiana 47404, Attention Chief Financial Officer, Facsimile (812) 337-6029, and until changed by notice to the Company, to the Holder at 11825 North Pennsylvania Street, Carmel, Indiana 46032, Attention John Sabl, Facsimile (317) 817-6327.

 11.2. Amendments and Waivers. The provisions of this Agreement may be amended and the Company may take any action herein


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prohibited, or omit to perform any act herein required to be performed by it, if the Company has obtained the prior written consent of the Holder.

 11.3. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of their respective transferees and successors. The rights to cause the Company to register Registrable Securities pursuant to this Agreement shall follow the Note, the Warrant or the Shares, and shall be exercisable by Holder of the Note or any Warrant or Shares including any transferees of the Note, the Warrant or the Shares.

 11.4. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Indiana.

 11.5. Jurisdiction. The parties hereto agree to submit to personal jurisdiction and to waive any objection as to venue in the federal or state courts in the County of Hamilton or Marion, State of Indiana. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if mailed to such party at the address listed in Section 11.1 hereof.

 11.6. Arbitration. If a dispute arises as to interpretation of this Agreement, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by the Company, one by the Holder, and one by the two other arbitrators. The arbitration shall take place in Carmel, Indiana. The decision of a majority of the arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.

 11.7.  Counterparts.  This   Agreement   may  be  executed  in  any  number  of
counterparts, each of which shall be considered to be an original instrument and to be effective as of the date first written above.


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 IN WITNESS  WHEREOF,  the parties have executed  this  Agreement as of the date first written above.


                                   GENERAL ACCEPTANCE CORPORATION


                                   By /s/ R. E. ALGOOD
                                      Name:R. E. ALGOOD

                                      Title:


                                   CONSECO, INC.


                                        By /s/ ROLLIN M. DICK
                                        Printed:ROLLIN M. DICK
                                        Title:Executive Vice President
                                              Chief Financial Officer